Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO CV THERAPEUTICS, INC. (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CV THERAPEUTICS, INC.

3¼% Senior Subordinated Convertible Note due 2013

CUSIP NO. 126667AG9

$149,500,000.00

No. 2005-1

CV THERAPEUTICS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of One Hundred Forty-Nine Million Five Hundred Thousand U.S. Dollars ($149,500,000.00) on August 16, 2013.

Interest Payment Dates: February 16 and August 16, commencing February 16, 2006.

Regular Record Dates: February 1 and August 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.

Dated: July 1, 2005	CV THERAPEUTICS, INC.

By:
Name: Louis G. Lange, M.D., Ph.D. Title: Chairman and Chief Executive Officer

By:
Name: Dan Spiegelman Title: Chief Financial Officer and Senior Vice President

Trustee’s Certificate of Authentication

This is one of the 3¼% Senior Subordinated Convertible Notes due 2013 described in the within-named Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: Timothy P. Mowdy Title: Vice President

Dated: July 1, 2005

[REVERSE OF SECURITY]

CV THERAPEUTICS, INC.

3¼% Senior Subordinated Convertible Note due 2013

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Principal and Interest. CV Therapeutics, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the Interest Rate from the date of issuance until repayment at Maturity, redemption or repurchase. The Company shall pay interest on this Security semiannually in arrears on February 16 and August 16 of each year (each an “Interest Payment Date”), commencing February 16, 2006.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Security so converted (but excluding any overdue interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.4 of the Indenture on a Redemption Date after such Regular Record Date and on or prior to the next succeeding Interest Payment Date or (b) with respect to which the Company has specified a Repurchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, in either case, shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

2. Method of Payment. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Principal of, and premium, if any, and interest on, Global Securities shall be payable to the Depositary in immediately available funds.

Principal of and premium, if any, on Physical Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Securities shall be payable by (i) U.S. Dollar check drawn on a bank located in the city where the

Corporate Trust Office of the Trustee is located mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

4. Indenture. The Company issued this Security under an Indenture, dated as of July 1, 2005 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5. Optional Redemption. This Security is not redeemable prior to August 20, 2010. This Security may be redeemed in whole or in part, upon not less than 20 nor more than 60 days’ notice, at any time on or after August 20, 2010, at the option of the Company, at the redemption prices (expressed as a percentage of the principal amount) set forth below if redeemed during the periods described below, plus any interest accrued but not paid prior to, but excluding, the Redemption Date.

Period	Redemption Price
Beginning August 20, 2010 and ending on August 19, 2011	101.219%
Beginning August 20, 2011 and ending on August 19, 2012	100.813%
Beginning on August 20, 2012 and thereafter	100.406%

If fewer than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed from the Outstanding Securities by the methods as provided in the Indenture. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security). Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

On and after the Redemption Date, interest shall cease to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Optional Redemption Price and accrued and unpaid interest.

Notice of redemption shall be given by the Company to the Holders as provided in the Indenture.

6. Repurchase Rights.

(a) Repurchase Right Upon a Fundamental Change. If a Fundamental Change occurs, the Holder of Securities, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase the Securities (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof; provided, however, that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to $1,000) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased (the “Repurchase Price”), plus interest accrued and unpaid to, but excluding, the Repurchase Date.

A Company Notice shall be given by the Company to the Holders as provided in the Indenture. To exercise a Repurchase Right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

(b) Payment of Repurchase Price. Subject to the fulfillment by the Company of the conditions set forth in the Indenture, the Company may elect to pay the Repurchase Price by delivering the number of shares of Common Stock equal to (i) the Repurchase Price divided by (ii) 95% of the average of the daily volume-weighted average price of the Common Stock for the twenty consecutive Trading Days immediately preceding and including the third Business Day prior to the Repurchase Date (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during the twenty Trading-Day period and ending on the Repurchase Date of any event that would result in an adjustment to the conversion rate set forth in the Indenture. No fractional shares of Common Stock will be issued upon repurchase of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

7. Conversion Rights. (a) Subject to and upon compliance with the provisions of the Indenture, the Holder of Securities shall be entitled, at such Holder’s option, at any time before the close of business on August 20, 2013, to convert the Holder’s Securities (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount thereof or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Rate in effect at the time of conversion.

(b) In the case of a Security (or a portion thereof) called for redemption, such conversion right in respect of the Security (or such portion thereof) so called shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Fundamental Change for which the Holder exercises its Repurchase Right with respect to a Security (or a portion thereof), such conversion right in respect of the Security (or portion thereof) shall expire at the close of business on the Business Day preceding the Repurchase Date.

Subject to certain conditions provided for in the Indenture, in certain circumstances, a Holder may receive an amount in cash or Common Stock, at the option of the Company, equal to the Make-Whole Premium, in addition to the shares of Common Stock issuable on conversion of such Security.

(c) The Conversion Rate shall be initially equal to 37.0370 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.

(d) No fractional shares of Common Stock shall be issued upon conversion of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

(e) If a Fundamental Change Effective Date occurs prior to August 20, 2010, other than in connection with a Fundamental Change described in clause (3) of the definition of “Change of Control,” and a Holder converts Securities in connection with such Fundamental Change, that Holder shall receive the Make-Whole Premium payable pursuant to Section 12.13 of the Indenture consisting of an increase in the Conversion Rate.

8. Subordination. The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

9. Denominations; Transfer; Exchange. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

In the event of a redemption in part, the Company shall not be required (a) to register the transfer of, or exchange, Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer of, or exchange, any such Securities, or portion thereof, called for redemption.

In the event of redemption, conversion or repurchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion thereof shall be issued in the name of the Holder hereof.

10. Persons Deemed Owners. The registered Holder of this Security shall be treated as its owner for all purposes.

11. Unclaimed Money. The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity. Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) (a) all of the Outstanding Securities shall become due and payable at their scheduled Maturity within one year or (b) all of the Outstanding Securities are scheduled for redemption within one year, and (2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the Outstanding Securities on the date of Maturity or redemption, as the case may be.

13. Amendment; Supplement; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash in lieu of conversion) as provided in the Indenture.

14. Defaults and Remedies. The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

(a) the Company defaults in the payment of the principal of or premium, if any, on any of the Securities when it becomes due and payable, at Maturity, upon redemption or exercise of a Repurchase Right or otherwise, whether or not such payment is prohibited by the subordination provisions of Article 13 of the Indenture; or

(b) the Company defaults in the payment of interest on any of the Securities when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article 13 of the Indenture; provided, however, that the Company’s failure to pay interest on any of the Securities within five Business Days of any Interest Payment Date prior to and including August 16, 2008 shall constitute an immediate Event of Default; or

(c) the Company fails to deliver shares of Common Stock, together with cash instead of fractional shares, when those shares of Common Stock or cash instead of fractional shares is required to be delivered following conversion of a Security in accordance with the provisions of Article 12 of the Indenture; or

(d) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture and such default continues for a period of 60 days after written notice of such failure is given as specified in the Indenture; or

(e) (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $5,000,000, or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $5,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either clause (i) or (ii) above, for a period of 30 days after written notice is given to the Company as specified in the Indenture; or

(f) the failure to provide the Company Notice in accordance with the terms of Section 11.3(a) of the Indenture; or

(g) there are certain events of bankruptcy, insolvency or reorganization of the Company; or

(h) the Pledge and Escrow Agreement ceases to be in full force and effect or enforceable prior to its expiration in accordance with its terms.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15. Authentication. This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law. The Indenture and this Security shall be governed by, and construed in accordance with, the law of the State of New York.

20. Successor Corporation. In the event a successor corporation assumes all the obligations of the Company under this Security, pursuant to the terms hereof and of the Indenture, the Company shall be released from all such obligations.

ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
Your Name:
		(Print your name exactly as it appears on the face of this Security	)
Your Signature:
		(Sign exactly as your name appears on the face of this Security	)

Signature Guarantee*:
By:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CONVERSION NOTICE

TO: CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304

Attention: General Counsel

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Security.

Dated:	Your Name:
			(Print your name exactly as it appears on the face of this Security	)
Your Signature:
(Sign exactly as your name appears
			on the face of this Security	)
	Signature Guarantee	*:
Social Security or other Taxpayer
Identification Number:

Principal amount to be converted (if less than all): $

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

NOTICE OF EXERCISE OF REPURCHASE RIGHT

TO: CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304

Attention: General Counsel

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from CV Therapeutics, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest accrued and unpaid to, but excluding, such date, to the registered holder hereof, in cash.

Dated:	Your Name:
			(Print your name exactly as it appears on the face of this Security	)
Your Signature:
(Sign exactly as your name appears
			on the face of this Security	)
	Signature Guarantee	*:
Social Security or other Taxpayer
Identification Number:

Principal amount to be repaid (if less than all): $

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES FOR PHYSICAL SECURITIES[1]

The following exchanges of a part of this Global Security for Physical Securities have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

[1] This schedule should be included only if the Security is issued in global form.